Exhibit 10.10

AMENDMENT TO
7% SENIOR SECURED CONVERTIBLE DEBENTURE
SERIES 06-01C DUE MARCH 10, 2008

Holder:   Generation Capital Associates

This Amendment (“Amendment”) to 7% Senior Secured Convertible Debenture Series 06-01C due March 10, 2008 (the “Debenture”), is entered into between Rim Semiconductor Company, a Utah corporation (the “Company”) and the Holder named above.  Terms not otherwise defined or amended herein shall have the meanings ascribed to them in the Debenture.

The Parties agree to amend certain terms of the Debenture, as follows, effective as of March 18, 2008.

1.
Maturity Date; Waiver.  Holder and the Company agree that the “Maturity Date” of the Debenture shall be April 10, 2008.  Holder agrees to waive any Event of Default that may have occurred or be deemed to have occurred prior to the date hereof that is related to or arises from the failure to pay amounts due under the Debenture.

2.
Consideration.  In consideration of Holder’s execution of this Amendment and extension of the Maturity Date to April 10, 2008, the Company agrees to pay Holder $8,181.82 within seven (7) days after Holder’s execution of this Amendment.

3.
Execution Date.  This Amendment and the terms contained herein shall be considered null and void if a copy of this Amendment executed by Holder is not received by the Company by mail, fax or email by 5pm, Pacific time, on March 19, 2008.  Contact information is set forth on the signature page hereto.

This Amendment, the Debenture, and all other written agreements between the Company and Holder set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as expressly amended herein and as such amendment may require additional amendment to specific terms and conditions, with such amendment being deemed made hereby, all of the terms and provisions of the Debenture, and all other documents and agreements between the Company and Holder shall continue in full force and effect and the same are hereby ratified and confirmed.  In connection with this Amendment and the transactions contemplated hereby, each of the parties agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform its respective obligations under this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of March 18, 2008.

HOLDER:
GENERATION CAPITAL ASSOCIATES.

By:/s/ David A. Rappaport
Name: David A. Rappaport
Title: EVP &GC

RIM SEMICONDUCTOR COMPANY

`	By: /s/ Brad Ketch
Brad Ketch
President and Chief Executive Officer

Rim Semiconductor Company
305 NE 102nd Ave, Suite 350
Portland, OR 97220
Fax: 503.257.6622
Email: BKetch@rimsemi.com